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                                                                     EXHIBT 3.16

                         CERTIFICATE OF INCORPORATION
                                      OF
                        ENVIRONMENTAL PROCEDURES, INC.


     First:  The name of the Corporation is ENVIRONMENTAL PROCEDURES, INC.
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     Second:  The registered office of the Corporation in the State of Delaware
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is located at the Corporation Trust Center, 1209 Orange Street in the City of
Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     Third:  The nature of the business, objects and purposes to be transacted,
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promoted or carried on by the Corporation are:

          To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     Fourth:  The Corporation is authorized to issue two classes of capital
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stock, designated Class A Voting Common Stock (hereinafter referred to as
"Voting Common Stock") and Class B Non-Voting Common Stock (hereinafter referred to as "Non-Voting Common Stock"). The amount of total authorized capital stock of the Corporation is One Million (1,000,000) shares, divided into Five Hundred Thousand (500,000) shares of Voting Common Stock, One Dollar ($1.00) par value, and Five Hundred Thousand (500,000) shares of Non-Voting Common Stock, One Dollar ($1.00) par value.

     Each share of Voting Common Stock shall entitle the holder thereof to one vote, in person or by proxy, at any and all meetings of the stockholders of the Corporation on all propositions before such meetings. No holder of Voting Common Stock shall have the right to cumulate such holder's votes for the election of directors, but each holder of Voting Common Stock shall be entitled to one vote for each share held thereof in the election of each director of the Corporation.

     Except as may be provided in this Certificate of Incorporation, the Voting Common Stock shall have the exclusive right to vote for the election of directors of the Corporation and for all other purposes, and holders of the Non-Voting Common Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote or consent.

     The holders of the Voting Common Stock and the Non-Voting Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation, out of funds legally available therefor, dividends payable in cash, stock or otherwise.

     Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the net assets of the Corporation shall be distributed pro rata to the holders of the Voting Common Stock and the Non-Voting Common Stock in accordance with their respective rights and interests.
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     Fifth:
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     A.  The name and mailing address of the incorporator is as follows:

         Name                                Mailing Address
         ----                                ---------------
         J. William Wilson                   Nine Greenway Plaza
                                             Suite 3100
                                             Houston, Texas 77046

     B. The name and mailing address of each person who is to serve as a director of the Corporation until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:

         Name                                Mailing Address
         ----                                ---------------
         Vincent D. Leone, Sr.               12146 Burgoyne
                                             Houston, Texas 77077

         Charlie V. Danna, Jr.               6887 Oakwood Trail
                                             Houston, Texas 77040

         Charles N. Grichar                  303 Graceland Street
                                             Houston, Texas 77009

         Arthur W. Brown, Jr.                17302 Lazy Hill Lane
                                             Spring, Texas 77379

         Michael S. Winn                     4848 Pin Oak Park
                                             Houston, Texas 77081

     Sixth:  The Corporation is to have perpetual existence.
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     Seventh:  In furtherance and not in limitation of the powers conferred by
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statute, the Board of Directors is expressly authorized:

          (1)  To adopt, amend, or repeal the By-laws of the Corporation.

          (2) To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.

          (3) To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

          (4) By a majority of the whole Board of Directors, to designate one or more committees, each committee to consist of two or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent

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     provided in the resolution or in the By-laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that the By-laws may provide that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.

          (5) When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders' meeting duly called upon such notice as is required by applicable law, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease or exchange all or substantially all of the property and assets of the Corporation, including its goodwill and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including securities of any other corporation or corporations, as the Board of Directors shall deem expedient and for the best interests of the Corporation.

     The Corporation may in its By-laws confer powers upon its Board of Directors in addition to the foregoing and in addition to the power and authority expressly conferred upon the Board of Directors by applicable law.

     Eighth:
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          (a)  Limitation of Liability. To the fullest extent permitted by the
               -----------------------
     General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or the stockholders for monetary damages for breach of fiduciary duty as a director.

          (b)  Indemnification and Insurance.
               -----------------------------

               (i) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or, proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any

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     action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

               (ii) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him m connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

               (iii) To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections Eighth
     (b)(i) and (b)(ii) of this Certificate of Incorporation, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

               (iv) The determination that an officer, director, employee or agent has met the applicable standard of conduct set forth in Sections Eighth (b)(i) and (b)(ii) of this Certificate of Incorporation (unless indemnification is ordered by a court) shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.

               (v) Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Section Eighth (b). Such expenses incurred by

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     other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

               (vi) The indemnification and advancement of expenses provided hereunder or granted pursuant to the other subsections of this Section Eighth (b) shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. The Board of Directors shall also have the authority to authorize the Corporation to make advances with respect to and to indemnify any person named in Sections Eighth (b)(i) and
     (b)(ii) of this Certificate of Incorporation against, or to make payments on behalf of or to reimburse such person for, any costs or expenses (including attorneys' fees), judgments or fines or amounts paid in settlement in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative to the extent not inconsistent with law as evidenced by an opinion of counsel.

               (vii) The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Section Eighth (b).

               (viii) For purposes of this Section Eighth (b), reference to the "Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section Eighth (b) with respect to such constituent corporation if its separate existence had continued.

               (ix) For purposes of this Section Eighth (b), references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to

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     be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Section Eighth
     (b).

               (x) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section Eighth (b) shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

               (xi) Notwithstanding anything contained in this Certificate of Incorporation or the By-laws of the Corporation (and notwithstanding that a lesser percentage may be specified by law, this Certificate of Incorporation or the By-laws of the Corporation) to the contrary, the alteration, change, amendment, repeal or adoption of any provisions inconsistent with this Section Eighth shall require the affirmative vote of the holders of at least 80% of the voting power (after giving effect to the provisions of Section Tenth) of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors of the Corporation, voting together as a single class.

     Ninth:  Meetings of stockholders and the Board of Directors may be held
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within or without the State of Delaware, as the By-laws may provide. The books of the Corporation may be kept (subject to any applicable law) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-laws of the Corporation. Elections of directors need not be by written ballot unless the By-laws of the Corporation shall so provide.

     Tenth:  The Corporation reserves the right to amend, alter, change or
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repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by applicable law and this Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

     IN WITNESS WHEREOF, I the undersigned, being the incorporator hereinabove named, do hereby execute this Certificate of Incorporation this 29th day of September, 1992.


                                        /s/ J. William Wilson
                                        --------------------------------
                                        J. William Wilson

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                           CERTIFICATE OF OWNERSHIP

                                    MERGING

                        ENVIRONMENTAL PROCEDURES, INC.

                                     INTO

                        ENVIRONMENTAL PROCEDURES, INC.

                    (PURSUANT TO SECTION 253 OF THE GENERAL
                         CORPORATION LAW OF DELAWARE)

     Environmental Procedures, Inc., a corporation incorporated on the 30th day of September, 1992, pursuant to the provisions of the General Corporation Law of the State of Delaware does hereby ratify that this corporation owns all the capital stock of Environmental Procedures, Inc., a corporation incorporated under the laws of the State of Texas, and that this corporation, by a resolution of its board of directors duly adopted at a meeting held on the 23 day of December, 1996, determined to and did merge into itself said Environmental Procedures, Inc. which resolution is in the following words to wit:

          RESOLVED: That Environmental Procedures, Inc. be merged into this Corporation, and that all of the estate, property, rights, privileges, powers and franchises of Environmental Procedures, Inc. be vested in and held and enjoyed by this Corporation as fully and entirely and without change or diminution as the same were before held and enjoyed by Environmental Procedures, Inc. in its name; and

          FURTHER RESOLVED: That Corporation assume all of said subsidiary's liabilities and obligations; and

          FURTHER RESOLVED: That the President and the Secretary of this Corporation be and they hereby are directed to make, execute and acknowledge a Certificate of Ownership and Merger and Articles of Merger setting forth a copy of the resolution to merge said Environmental Procedures, Inc. into this Corporation and to assume said subsidiary's liabilities and obligations and the data of adoption thereof and to file the same in the office of the Secretary of State of Delaware and a certified copy thereof in the Office of the Recorder of Deeds of New Castle; and

          FURTHER RESOLVED: That the effective time of the Certificate of Ownership and Merger setting forth a copy of these resolutions, and the time when the merger therein provided for, shall become effective shall be December 31, 1996.

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     IN WITNESS WHEREOF, the directors of this Corporation have caused this
Certificate to be signed by its authorized officer, the 23rd day of December, 1996.

                                   ENVIRONMENTAL PROCEDURES, INC.


                                   By:  /s/ John F. Lauletta
                                        -----------------------------------
                                        John F. Lauletta, President

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